News Release

Trustmark Corporation Announces First Quarter Earnings

Jackson, Miss. - April 18, 2006 - Trustmark Corporation (NASDAQ:TRMK) announced net income of $29.3 million in the first quarter of 2006, which represented basic and diluted earnings per share of $0.53. Trustmark’s first quarter net income produced annualized returns on average shareholders’ equity and average assets of 15.53% and 1.45%, respectively. Highlights included:

•	Average total loans in the first quarter of 2006 increased $558.2 million, or 10.2%, compared to figures one year earlier
•	Average total deposits in the first quarter of 2006 increased $598.0 million, or 10.7%, compared to figures one year earlier
•	Continued implementation of expansion plans within higher-growth markets within Trustmark’s existing franchise
•	Announced definitive merger agreement with Republic Bancshares of Texas, Inc., Houston, Texas, on April 13, 2006

Richard G. Hickson, Chairman and CEO, stated, “Trustmark continued to make significant progress in advancing its strategic initiatives during the first quarter of 2006 as reflected by solid loan and deposit growth, enhanced credit quality, and expansion within the Corporation’s higher-growth markets. Average total loans during the first quarter of 2006 increased $558.2 million, or 10.2%, relative to the comparable period one year earlier. This growth continues to be diversified geographically across our four-state franchise as well as by loan type.”
“We continue to be pleased with the growth and composition of our deposit base. During the first quarter of 2006, average total deposits increased $598.0 million, or 10.7%, when compared to figures one year earlier. Average non-interest bearing deposits represented 22.3% of Trustmark’s total deposit base,” said Hickson.
“The aftermath of Hurricane Katrina has also had an impact on Trustmark. Many of the south Mississippi markets served by Trustmark have experienced a significant increase in liquidity, which has been reflected in increased deposit balances. During the first quarter of 2006, Trustmark’s average deposits increased $262.9 million, or 4.4%, relative to the fourth quarter of 2005. Many of our customers have used this liquidity to reduce their borrowings, which has translated into lower loan growth in the first quarter of 2006 relative to the fourth quarter. We anticipate that borrowing activity will accelerate as the clean-up efforts transition to rebuilding efforts,” said Hickson.
“We are pleased that potential losses related to Hurricane Katrina are not expected to be as great as originally anticipated. We have updated our estimates for probable losses resulting from Hurricane Katrina and reduced the allowance for loan losses by $3.2 million and other accruals by $0.8 million in the first quarter of 2006, which collectively increased net income during the first quarter by $2.5 million, or $0.044 per share. At March 31, 2006, Trustmark maintained specific Hurricane Katrina allocations in its allowance for loan losses of $6.6 million,” said Hickson.
“Credit quality indicators remained extremely strong during the first quarter. Non-performing assets totaled $30.6 million at March 31, 2006, down 25.3% from levels one year earlier, and the allowance coverage for non-performing loans was 270.3%. We are particularly pleased that net charge-offs represented only 0.01% of average loans in the first quarter of 2006,” said Hickson.
On April 13, 2006, Trustmark announced the signing of a definitive agreement in which Republic Bancshares of Texas, Inc. would merge into Trustmark. This transaction provides an excellent opportunity for Trustmark to expand and enhance its franchise within the attractive and high-growth Houston marketplace. Republic has six banking centers with $475 million in loans and $589 million in deposits as of March 31, 2006. Including Trustmark’s Houston market presence at March 31, 2006, the combined Corporation would have $670 million in loans and $750 million in deposits in the Houston market.
“Republic provides a strong middle-market commercial lending base around which Trustmark will build enhanced retail, mortgage banking and wealth management platforms in Houston. We had previously secured five strategically located sites for new banking facilities to be opened in the Houston MSA within the next six to twelve months which, when combined with our existing offices and Republic’s six offices, would result in 16 banking centers serving the greater Houston market,” said Hickson.
“Our initiative to build additional banking centers in other high-growth markets within our franchise continues to gain momentum. A new banking center opened in Memphis in March while two new banking centers will open in Jackson in April. I am especially pleased to report that our first full-service banking center opened yesterday in D’Iberville, along the Mississippi Gulf Coast. Additional banking centers are scheduled to open during the third quarter in our Memphis and Houston markets. The Republic transaction, as well as our branching initiative, reflects our commitment to build long-term value for our shareholders through continued investment in attractive, higher-growth markets,” said Hickson.

ADDITIONAL INFORMATION
As previously announced, Trustmark will host a conference call with analysts on Wednesday, April 19 at 10:00 a.m. Central Time to discuss the Corporation's financial results. Interested parties may listen to the conference call by dialing 800-289-0494, passcode 1848481 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, April 26 in archived format at the same web address or by calling 888-203-1112, passcode 1848481.
Trustmark is a financial services company providing banking and financial solutions through over 145 offices and 2,600 associates in Florida, Mississippi, Tennessee and Texas. For additional information, visit our website at www.trustmark.com.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this document are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.
These risks could cause actual results to differ materially from current expectations of Management and include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, material changes in market interest rates, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, changes in existing regulations or the adoption of new regulations, natural disasters, acts of war or terrorism, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of Trustmark's borrowers, the ability to control expenses, changes in Trustmark's compensation and benefit plans, greater than expected costs or difficulties related to the integration of, or a material delay in closing of, the Republic Bancshares of Texas merger, greater than expected costs or difficulties related to new products and lines of business and other risks described in Trustmark Corporation's filings with the Securities and Exchange Commission.
Although Management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Trustmark Corporation undertakes no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Contacts:
Investors:	Zach Wasson	Joseph Rein
	Executive Vice President and CFO	First Vice President
	601-208-6816	601-208-6898

Media:	Gray Wiggers
Senior Vice President
601-208-5942

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS March 31, 2006 ($ in thousands) (unaudited)

	Quarter Ended March 31,
AVERAGE BALANCES	2006	2005	$ Change	% Change
Securities AFS-taxable	$974,155	$1,504,392	$(530,237	-35.2%
Securities AFS-nontaxable	60,023	66,592	(6,569	-9.9%
Securities HTM-taxable	202,664	130,171	72,493	55.7%
Securities HTM-nontaxable	92,732	85,690	7,042	8.2%
Total securities	1,329,574	1,786,845	(457,271	-25.6%
Loans	6,047,260	5,489,018	558,242	10.2%
Fed funds sold and rev repos	27,804	48,031	(20,227	-42.1%
Total earning assets	7,404,638	7,323,894	80,744	1.1%
Allowance for loan losses	(76,875)	(64,885)	(11,990	18.5%
Cash and due from banks	333,748	348,803	(15,055	-4.3%
Other assets	562,410	530,989	31,421	5.9%
Total assets	$8,223,921	$8,138,801	$85,120	1.0%

Interest-bearing demand deposits	$840,499	$1,458,290	$(617,791	-42.4%
Savings deposits	1,737,338	955,906	781,432	81.7%
Time deposits less than $100,000	1,436,152	1,305,877	130,275	10.0%
Time deposits of $100,000 or more	793,139	549,299	243,840	44.4%
Total interest-bearing deposits	4,807,128	4,269,372	537,756	12.6%
Fed funds purchased and repos	530,205	688,219	(158,014	-23.0%
Short-term borrowings	634,420	892,849	(258,429	-28.9%
Long-term FHLB advances	5,746	147,490	(141,744	-96.1%
Total interest-bearing liabilities	5,977,499	5,997,930	(20,431	-0.3%
Noninterest-bearing deposits	1,377,377	1,317,140	60,237	4.6%
Other liabilities	103,374	70,761	32,613	46.1%
Shareholders' equity	765,671	752,970	12,701	1.7%
Total liabilities and equity	$8,223,921	$8,138,801	$85,120	1.0%

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS March 31, 2006 ($ in thousands) (unaudited)

	March 31,
PERIOD END BALANCES	2006	2005	$ Change	% Change
Securities available for sale	$976,673	$1,527,247	$(550,574)	-36.1%
Securities held to maturity	296,760	300,234	(3,474)	-1.2%
Total securities	1,273,433	1,827,481	(554,048)	-30.3%
Loans held for sale	154,151	116,914	37,237	31.8%
Loans	5,944,903	5,455,894	489,009	9.0%
Fed funds sold and rev repos	46,941	10,378	36,563	352.3%
Total earning assets	7,419,428	7,410,667	8,761	0.1%
Allowance for loan losses	(73,542)	(66,787)	(6,755)	10.1%
Cash and due from banks	321,662	286,868	34,794	12.1%
Mortgage servicing rights	64,283	55,484	8,799	15.9%
Goodwill	137,368	137,412	(44)	0.0%
Identifiable intangible assets	27,933	31,214	(3,281)	-10.5%
Other assets	340,556	325,135	15,421	4.7%
Total assets	$8,237,688	$8,179,993	$57,695	0.7%

Noninterest-bearing deposits	$1,428,206	$1,265,814	$162,392	12.8%
Interest-bearing deposits	4,892,826	4,268,914	623,912	14.6%
Total deposits	6,321,032	5,534,728	786,304	14.2%
Fed funds purchased and repos	366,443	770,273	(403,830)	-52.4%
Short-term borrowings	692,295	964,687	(272,392)	-28.2%
Long-term FHLB advances	5,707	105,862	(100,155)	-94.6%
Other liabilities	96,526	72,937	23,589	32.3%
Total liabilities	7,482,003	7,448,487	33,516	0.4%
Common stock	11,604	11,873	(269)	-2.3%
Surplus	63,674	97,692	(34,018)	-34.8%
Retained earnings	696,236	635,935	60,301	9.5%
Accum other comprehensive
loss, net of tax	(15,829)	(13,994)	(1,835)	n/m
Total shareholders' equity	755,685	731,506	24,179	3.3%
Total liabilities and equity	$8,237,688	$8,179,993	$57,695	0.7%

Total interest-bearing liabilities	$5,957,271	$6,109,736	$(152,465)	-2.5%

n/m - not meaningful

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS March 31, 2006 ($ in thousands) (unaudited)

	Quarter Ended March 31,
	2006	2005	$ Change	% Change
Interest and fees on loans-FTE	$98,148	$79,044	$19,104	24.2%
Interest on securities-taxable	11,569	15,734	(4,165)	-26.5%
Interest on securities-tax exempt-FTE	2,803	2,863	(60)	-2.1%
Interest on fed funds sold and rev repos	307	273	34	12.5%
Other interest income	20	20	-	0.0%
Total interest income-FTE	112,847	97,934	14,913	15.2%
Interest on deposits	29,975	16,368	13,607	83.1%
Interest on fed funds pch and repos	5,056	3,648	1,408	38.6%
Other interest expense	7,361	7,497	(136)	-1.8%
Total interest expense	42,392	27,513	14,879	54.1%
Net interest income-FTE	70,455	70,421	34	0.0%
Provision for loan losses	(2,984)	2,796	(5,780)	n/m
Net interest income after provision-FTE	73,439	67,625	5,814	8.6%
Service charges on deposit accounts	11,689	12,384	(695)	-5.6%
Insurance commissions	8,349	7,862	487	6.2%
Wealth management	5,611	5,243	368	7.0%
Retail banking - other	5,195	4,752	443	9.3%
Mortgage banking, net	3,452	3,851	(399)	-10.4%
Other, net	1,528	2,453	(925)	-37.7%
Nonint inc-excl sec gains	35,824	36,545	(721)	-2.0%
Security gains	866	3	863	n/m
Total noninterest income	36,690	36,548	142	0.4%
Salaries and employee benefits	39,377	37,359	2,018	5.4%
Services and fees	8,764	8,958	(194)	-2.2%
Net occupancy-premises	3,884	3,691	193	5.2%
Equipment expense	3,643	3,953	(310)	-7.8%
Other expense	7,844	7,181	663	9.2%
Total noninterest expense	63,512	61,142	2,370	3.9%
Income before income taxes	46,617	43,031	3,586	8.3%
Tax equivalent adjustment	2,214	2,012	202	10.0%
Income taxes	15,084	14,238	846	5.9%
Net income	$29,319	$26,781	$2,538	9.5%

Earnings per share
Basic	$0.53	$0.47	$0.06	12.8%

Diluted	$0.53	$0.47	$0.06	12.8%

Weighted average shares outstanding
Basic	55,696,401	57,399,430		-3.0%

Diluted	55,696,401	57,545,056		-3.2%

Period end shares outstanding	55,680,234	56,982,701		-2.3%

Dividends per share	$0.2100	$0.2000		5.0%

n/m - not meaningful

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2006 ($ in thousands) (unaudited)
	March 31,
NONPERFORMING ASSETS	2006	2005	$ Change	% Change
Nonaccrual loans	$27,211	$36,595	$(9,384)	-25.6%
Restructured loans	-	-	-
Total nonperforming loans	27,211	36,595	(9,384)	-25.6%
Other real estate	3,342	4,306	(964)	-22.4%
Total nonperforming assets	30,553	40,901	(10,348)	-25.3%
Loans past due over 90 days
Included in Loan Portfolio	1,274	1,506	(232)	-15.4%
Serviced GNMA loans eligible for repch	14,702	-	14,702	n/m
Total loans past due over 90 days	15,976	1,506	14,470	n/m
Total nonperforming assets plus past
due over 90 days	$46,529	$42,407	$4,122	9.7%

	Quarter Ended March 31,
ALLOWANCE FOR LOAN LOSSES	2006	2005	$ Change	% Change
Beginning Balance	$76,691	$64,757	$11,934	18.4%
Charge-offs	(2,834)	(3,182)	348	-10.9%
Recoveries	2,669	2,416	253	10.5%
Provision for loan losses	(2,984)	2,796	(5,780)	n/m
Ending Balance	$73,542	$66,787	$6,755	10.1%

RATIOS
ROA	1.45%	1.33%
ROE	15.53%	14.42%
Equity generation rate	9.38%	8.29%
EOP equity/ EOP assets	9.17%	8.94%
Average equity/average assets	9.31%	9.25%
Interest margin - Yield - FTE	6.18%	5.42%
Interest margin - Cost - FTE	2.32%	1.52%
Net interest margin - FTE	3.86%	3.90%
Rate on interest-bearing liabilities	2.88%	1.86%
Efficiency ratio	60.23%	59.37%
Net charge offs/average loans	0.01%	0.06%
Provision for loan losses/average loans	-0.20%	0.21%
Nonperforming loans/total loans	0.46%	0.66%
Nonperforming assets/total loans	0.51%	0.73%
Nonperforming assets/total loans+ORE	0.51%	0.73%
ALL/nonperforming loans	270.27%	182.50%
ALL/total loans	1.24%	1.20%
Net loans/total assets	71.27%	67.31%

COMMON STOCK PERFORMANCE
Market value of stock-Close	$31.64	$29.00
Market value of stock-High	$32.00	$31.15
Market value of stock-Low	$27.01	$26.69
Book value of stock	$13.57	$12.84
Tangible book value of stock	$10.60	$9.88
Tangible equity	$590,384	$562,880
Market/Book value of stock	233.16%	225.86%

OTHER DATA
EOP Employees - FTE	2,604	2,616

n/m - not meaningful

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS March 31, 2006 ($ in thousands) (unaudited)

	Quarter Ended
AVERAGE BALANCES	3/31/2006	12/31/2005	$ Change	% Change
Securities AFS-taxable	$974,155	$1,051,481	$(77,326)	-7.4%
Securities AFS-nontaxable	60,023	61,777	(1,754)	-2.8%
Securities HTM-taxable	202,664	203,545	(881)	-0.4%
Securities HTM-nontaxable	92,732	92,105	627	0.7%
Total securities	1,329,574	1,408,908	(79,334)	-5.6%
Loans	6,047,260	6,000,786	46,474	0.8%
Fed funds sold and rev repos	27,804	28,324	(520)	-1.8%
Total earning assets	7,404,638	7,438,018	(33,380)	-0.4%
Allowance for loan losses	(76,875)	(76,230)	(645)	0.8%
Cash and due from banks	333,748	339,944	(6,196)	-1.8%
Other assets	562,410	549,570	12,840	2.3%
Total assets	$8,223,921	$8,251,302	$(27,381)	-0.3%

Interest-bearing demand deposits	$840,499	$823,025	$17,474	2.1%
Savings deposits	1,737,338	1,470,637	266,701	18.1%
Time deposits less than $100,000	1,436,152	1,411,691	24,461	1.7%
Time deposits of $100,000 or more	793,139	798,707	(5,568)	-0.7%
Total interest-bearing deposits	4,807,128	4,504,060	303,068	6.7%
Fed funds purchased and repos	530,205	602,829	(72,624)	-12.0%
Short-term borrowings	634,420	757,148	(122,728)	-16.2%
Long-term FHLB advances	5,746	105,778	(100,032)	-94.6%
Total interest-bearing liabilities	5,977,499	5,969,815	7,684	0.1%
Noninterest-bearing deposits	1,377,377	1,417,500	(40,123)	-2.8%
Other liabilities	103,374	112,876	(9,502)	-8.4%
Shareholders' equity	765,671	751,111	14,560	1.9%
Total liabilities and equity	$8,223,921	$8,251,302	$(27,381)	-0.3%

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS March 31, 2006 ($ in thousands) (unaudited)

PERIOD END BALANCES	3/31/2006	12/31/2005	$ Change	% Change
Securities available for sale	$976,673	$1,041,754	$(65,081)	-6.2%
Securities held to maturity	296,760	294,902	1,858	0.6%
Total securities	1,273,433	1,336,656	(63,223)	-4.7%
Loans held for sale	154,151	146,936	7,215	4.9%
Loans	5,944,903	5,893,439	51,464	0.9%
Fed funds sold and rev repos	46,941	130,115	(83,174)	-63.9%
Total earning assets	7,419,428	7,507,146	(87,718)	-1.2%
Allowance for loan losses	(73,542)	(76,691)	3,149	-4.1%
Cash and due from banks	321,662	387,930	(66,268)	-17.1%
Mortgage servicing rights	64,283	58,424	5,859	10.0%
Goodwill	137,368	137,368	-	0.0%
Identifiable intangible assets	27,933	28,703	(770)	-2.7%
Other assets	340,556	346,870	(6,314)	-1.8%
Total assets	$8,237,688	$8,389,750	$(152,062)	-1.8%

Noninterest-bearing deposits	$1,428,206	$1,556,142	$(127,936)	-8.2%
Interest-bearing deposits	4,892,826	4,726,672	166,154	3.5%
Total deposits	6,321,032	6,282,814	38,218	0.6%
Fed funds purchased and repos	366,443	492,853	(126,410)	-25.6%
Short-term borrowings	692,295	775,402	(83,107)	-10.7%
Long-term FHLB advances	5,707	5,726	(19)	-0.3%
Other liabilities	96,526	91,492	5,034	5.5%
Total liabilities	7,482,003	7,648,287	(166,284)	-2.2%
Common stock	11,604	11,620	(16)	-0.1%
Surplus	63,674	65,374	(1,700)	-2.6%
Retained earnings	696,236	677,781	18,455	2.7%
Accum other comprehensive
loss, net of tax	(15,829)	(13,312)	(2,517)	n/m
Total shareholders' equity	755,685	741,463	14,222	1.9%
Total liabilities and equity	$8,237,688	$8,389,750	$(152,062)	-1.8%

Total interest-bearing liabilities	$5,957,271	$6,000,653	$(43,382)	-0.7%

n/m - not meaningful

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS March 31, 2006 ($ in thousands) (unaudited)
	Quarter Ended
	3/31/2006	12/31/2005	$ Change	% Change
Interest and fees on loans-FTE	$98,148	$97,569	$579	0.6%
Interest on securities-taxable	11,569	13,483	(1,914)	-14.2%
Interest on securities-tax exempt-FTE	2,803	2,843	(40)	-1.4%
Interest on fed funds sold and rev repos	307	291	16	5.5%
Other interest income	20	73	(53)	-72.6%
Total interest income-FTE	112,847	114,259	(1,412)	-1.2%
Interest on deposits	29,975	25,851	4,124	16.0%
Interest on fed funds pch and repos	5,056	5,445	(389)	-7.1%
Other interest expense	7,361	9,657	(2,296)	-23.8%
Total interest expense	42,392	40,953	1,439	3.5%
Net interest income-FTE	70,455	73,306	(2,851)	-3.9%
Provision for loan losses	(2,984)	3,189	(6,173)	n/m
Net interest income after provision-FTE	73,439	70,117	3,322	4.7%
Service charges on deposit accounts	11,689	12,069	(380)	-3.1%
Insurance commissions	8,349	7,480	869	11.6%
Wealth management	5,611	5,629	(18)	-0.3%
Retail banking - other	5,195	5,573	(378)	-6.8%
Mortgage banking, net	3,452	1,950	1,502	77.0%
Other, net	1,528	1,342	186	13.9%
Nonint inc-excl sec gains	35,824	34,043	1,781	5.2%
Security gains	866	365	501	137.3%
Total noninterest income	36,690	34,408	2,282	6.6%
Salaries and employee benefits	39,377	37,405	1,972	5.3%
Services and fees	8,764	8,672	92	1.1%
Net occupancy-premises	3,884	3,972	(88)	-2.2%
Equipment expense	3,643	3,719	(76)	-2.0%
Other expense	7,844	7,126	718	10.1%
Total noninterest expense	63,512	60,894	2,618	4.3%
Income before income taxes	46,617	43,631	2,986	6.8%
Tax equivalent adjustment	2,214	2,170	44	2.0%
Income taxes	15,084	13,718	1,366	10.0%
Net income	$29,319	$27,743	$1,576	5.7%

Earnings per share
Basic	$0.53	$0.50	$0.03	6.0%

Diluted	$0.53	$0.50	$0.03	6.0%

Weighted average shares outstanding
Basic	55,696,401	55,823,191		-0.2%

Diluted	55,696,401	55,950,917		-0.2%

Period end shares outstanding	55,680,234	55,771,459		-0.5%

Dividends per share	$0.2100	$0.2100		0.0%

n/m - not meaningful

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2006 ($ in thousands) (unaudited)
NONPERFORMING ASSETS	3/31/2006	12/31/2005	$ Change	% Change
Nonaccrual loans	$27,211	$28,914	$(1,703)	-5.9%
Restructured loans	-	-	-
Total nonperforming loans	27,211	28,914	(1,703)	-5.9%
Other real estate	3,342	4,107	(765)	-18.6%
Total nonperforming assets	30,553	33,021	(2,468)	-7.5%
Loans past due over 90 days
Included in loan portfolio	1,274	2,719	(1,445)	-53.1%
Serviced GNMA loans eligible for repch	14,702	22,769	(8,067)	-35.4%
Total loans past due over 90 days	15,976	25,488	(9,512)	-37.3%
Total nonperforming assets plus past
due over 90 days	$46,529	$58,509	$(11,980)	-20.5%

	Quarter Ended
ALLOWANCE FOR LOAN LOSSES	3/31/2006	12/31/2005	$ Change	% Change
Beginning Balance	$76,691	$75,750	$941	1.2%
Charge-offs	(2,834)	(4,659)	1,825	-39.2%
Recoveries	2,669	2,411	258	10.7%
Provision for loan losses	(2,984)	3,189	(6,173)	n/m
Ending Balance	$73,542	$76,691	$(3,149)	-4.1%

RATIOS
ROA	1.45%	1.33%
ROE	15.53%	14.65%
Equity generation rate	9.38%	8.50%
EOP equity/ EOP assets	9.17%	8.84%
Average equity/average assets	9.31%	9.10%
Interest margin - Yield - FTE	6.18%	6.09%
Interest margin - Cost - FTE	2.32%	2.18%
Net interest margin - FTE	3.86%	3.91%
Rate on interest-bearing liabilities	2.88%	2.72%
Efficiency ratio	60.23%	56.24%
Net charge offs/average loans	0.01%	0.15%
Provision for loan losses/average loans	-0.20%	0.21%
Nonperforming loans/total loans	0.46%	0.49%
Nonperforming assets/total loans	0.51%	0.56%
Nonperforming assets/total loans+ORE	0.51%	0.56%
ALL/nonperforming loans	270.27%	265.24%
ALL/total loans	1.24%	1.30%
Net loans/total assets	71.27%	69.33%

COMMON STOCK PERFORMANCE
Market value of stock-Close	$31.64	$27.47
Market value of stock-High	$32.00	$29.83
Market value of stock-Low	$27.01	$24.00
Book value of stock	$13.57	$13.29
Tangible book value of stock	$10.60	$10.32
Tangible equity	$590,384	$575,392
Market/Book value of stock	233.16%	206.70%

OTHER DATA
EOP Employees - FTE	2,604	2,582

n/m - not meaningful

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2006 ($ in thousands) (unaudited)

Note 1 - Financial Performance Non-GAAP

Management is presenting in the following table adjustments to net income as reported in accordance with generally accepted accounting principles for significant items resulting from Hurricane Katrina. Management believes this information will help users compare Trustmark’s current results to prior periods.

Financial Performance
Net Income Adjusted for Specific Items (Non-GAAP)
	Quarter Ended 3/31/06		Quarter Ended 12/31/05
	$	Basic EPS	$	Basic EPS
Net Income as reported – GAAP	$29,319	$0.526	$27,743	$0.497

Adjustments (net of taxes):
Add charges related to Hurricane Katrina
Provision for loan losses	(1,944)	(0.035)	-	-
Mortgage related charges	(517)	(0.009)	627	0.011
Non-interest income – lost revenues	-	-	810	0.015
	(2,461)	(0.044)	1,437	0.026

Net Income adjusted for specific items (Non-GAAP)	$26,858	$0.482	$29,180	$0.523

On August 29, 2005, Hurricane Katrina struck the Mississippi Gulf Coast and Central and Eastern Mississippi causing significant damages. Immediately following the storm, Trustmark initiated a process to assess the storm’s impact on its customers and on Trustmark’s consolidated financial statements. In accordance with Statement of Financial Accounting Standards (SFAS) No. 5, “Accounting for Contingencies," Trustmark determined, through reasonable estimates, that specific losses were probable and initially increased its allowance for loan losses by $9.8 million and established other reserves for losses totaling $2.1 million, on a pre-tax basis.

In the first quarter of 2006, Trustmark updated its estimates for probable losses resulting from Hurricane Katrina and reduced its allowance for loan losses by $3.2 million and other reserves by $0.8 million, on a pre-tax basis. At March 31, 2006, the allowance for loan losses included specific Katrina reserves totaling $6.6 million, comprised of $3.4 million for mortgage loans, $1.2 million for commercial loans and $2.0 million for consumer loans. Management’s estimates, assumptions and judgments are based on information available as of the date of the consolidated financial statements; accordingly, as the information changes, actual results could differ from those estimates.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2006 ($ in thousands) (unaudited)

Note 2 - Loans and Allowance for Loan Losses

For the periods presented, loans consisted of the following:
	3/31/2006	12/31/2005	3/31/2005
Real estate loans:
Construction and land development	$611,403	$534,009	$519,472
Secured by 1-4 family residential properties	2,042,855	2,082,361	1,877,100
Secured by nonfarm, nonresidential properties	1,078,519	1,061,669	915,597
Other	115,193	166,685	157,205
Loans to finance agricultural production	27,550	40,162	27,931
Commercial and industrial	920,184	861,167	900,680
Consumer	891,405	886,072	817,058
Obligations of states and political subdivisions	213,363	210,310	175,067
Other loans	44,431	51,004	65,784
Loans	5,944,903	5,893,439	5,455,894
Less Allowance for loan losses	73,542	76,691	66,787
Net Loans	$5,871,361	$5,816,748	$5,389,107

The allowance for loans losses is maintained at a level believed adequate by management, based on estimated probable losses within the existing loan portfolio. Trustmark’s allowance for possible loan loss methodology is based on guidance provided in SEC Staff Accounting Bulletin No. 102, “Selected Loan Loss Allowance Methodology and Documentation Issues,” as well as other regulatory guidance. Accordingly, Trustmark’s methodology is based on historical loss experience by type of loan and internal risk ratings, homogeneous risk pools, and specific loss allocations, with adjustments considering current economic events and conditions. The provision for loan losses reflects loan quality trends, including the levels of and trends related to nonaccrual loans, past due loans, potential problem loans, criticized loans and net charge-offs or recoveries and other factors.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2006 ($ in thousands) (unaudited)

Note 3 - Mortgage Banking
For the periods presented, the carrying amount of mortgage servicing rights are as follows:

	3/31/06	12/31/05	3/31/05
Mortgage Servicing Rights	$64,283	$62,425	$58,796
Valuation Allowance	-	(4,001)	(3,312)
Mortgage Servicing Rights, net	$64,283	$58,424	$55,484

On March 17, 2006, the Financial Accounting Standard Board (FASB) released SFAS No. 156, “Accounting for Servicing Financial Assets, an amendment of SFAS No. 140.” This statement amends SFAS No. 140 to require that all separately recognized servicing assets and liabilities be initially measured at fair value, if practical. The effective date of this statement is as of the beginning of its first fiscal year that begins after September 15, 2006, however early adoption is permitted as of the beginning of any fiscal year, provided the entity has not issued financial statements for the interim period. The initial recognition and measurement of servicing assets and servicing liabilities are required to be applied prospectively to transactions occurring after the effective date.

Trustmark elected to early adopt SFAS No. 156 in the first quarter of 2006 and has recorded its Mortgage Servicing Rights (MSR) and derivative hedged financial instruments utilized to mitigate risk inherent in the MSR at fair value. This election, effective January 1, 2006, increased MSR by $1.4 million while also increasing retained earning by $0.8 million, net of taxes. For the quarter ended March 31, 2006, the fair value for MSR increased by $1.8 million pretax and the cost of hedging increased by $2.6 million pretax, which is included in mortgage banking, net, included in the consolidated income statements (see table below).

In the first quarter, Trustmark began utilizing derivative instruments to offset changes in the fair value of MSR attributable to changes in interest rates. Changes in the fair value of the derivative instrument are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of MSR, as shown in the table below. MSR fair values represent the effect of present value decay and the effect of changes in interest rates. Ineffectiveness of hedging MSR fair value is measured by comparing total hedge cost to the fair value of the MSR asset attributable to interest rate changes. During the quarter, gross MSR values increased $3.8 million due to changes in interest rates, of which $2.8 million occurred during hedging activities, while hedge cost totaled $2.6 million, resulting in net positive ineffectiveness from hedging of $200 thousand.

Prior to January 1, 2006, Trustmark purchased servicing rights were capitalized at cost. For loans originated and sold where the servicing rights had been retained, Trustmark allocated the cost of the loan and servicing right based on their relative fair values. MSR were amortized over the estimated period of the related net servicing income. MSR were evaluated quarterly for impairment and recorded as a valuation allowance. Impairment occurred when the estimated fair value of the MSR fell below its carrying value.

The following table illustrates the components of mortgage banking, net included in noninterest income in the accompanying income statements:
	Quarter Ended
	3/31/2006	12/31/2005	3/31/2005
Mortgage servicing income, net	$3,335	$3,157	$3,096
Change in fair value of MSR	1,760	-	-
Change in fair value of derivatives	(2,556)	-	-
Amortization of MSR	-	(2,475)	(2,620)
Recovery of MSR impairment	-	405	2,732
Gain on sale of loans	1,041	574	334
Other, net	(128)	289	309
Mortgage banking, net	$3,452	$1,950	$3,851

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2006 ($ in thousands) (unaudited)

Note 4 - Nonperforming Assets

Government National Mortgage Association (GNMA) optional repurchase programs allow financial institutions to buy back individual delinquent mortgage loans that meet certain criteria from the securitized loan pool for which the institution provides servicing. At the servicer's option and without GNMA's prior authorization, the servicer may repurchase such a delinquent loan for an amount equal to 100 percent of the remaining principal balance of the loan. Under SFAS No. 140,“Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities-a replacement of SFAS No. 125,” this buy-back option is considered a conditional option until the delinquency criteria are met, at which time the option becomes unconditional. When Trustmark is deemed to have regained effective control over these loans, the loans can no longer be reported as sold and must be brought back onto the balance sheet as loans held for sale, regardless of whether Trustmark intends to exercise the buy-back option. During 2005, Trustmark began reporting delinquent GNMA loans that are eligible for repurchase as past due in accordance with their contractual repayment terms. At March 31, 2006, GNMA loans eligible for repurchase totaled $14.7 million compared with $22.8 million at December 31, 2005. This decrease is directly related to inclusion in the fourth quarter 2005 of delinquencies related to Hurricane Katrina (See Note 1).

Note 5 - Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:
	Quarter Ended
	3/31/2006	12/31/2005	3/31/2005
Securities - Taxable	3.99%	4.26%	3.90%
Securities - Nontaxable	7.44%	7.33%	7.62%
Securities - Total	4.38%	4.60%	4.22%
Loans	6.58%	6.45%	5.84%
FF Sold & Rev Repo	4.48%	4.08%	2.31%
Total Earning Assets	6.18%	6.09%	5.42%

Interest-bearing Deposits	2.53%	2.28%	1.55%
FF Pch & Repo	3.87%	3.58%	2.15%
Borrowings	4.66%	4.44%	2.92%
Total Interest-bearing Liabilities	2.88%	2.72%	1.86%

Net interest margin	3.86%	3.91%	3.90%

Note 6 - Business Combinations

On April 13, 2006, Trustmark and Republic Bancshares of Texas, Inc. (Republic), headquartered in Houston, Texas, announced the signing of a definitive agreement in which Republic will merge into Trustmark. Republic has six banking centers with $475 million in loans and $589 million in deposits as of March 31, 2006. Including Trustmark’s Houston market presence at March 31, 2006, the combined company would have $670 million in loans and $750 million in deposits in the Houston market. Under the terms of the definitive agreement, the transaction is valued at approximately $210 million based upon a price of $31.50 per share of Trustmark common stock. Republic shareholders have the right to elect to receive either cash, or Trustmark common stock, or a combination of cash and Trustmark common stock provided that 51% of the total consideration is paid in Trustmark stock. The consideration to be paid in Trustmark common stock is based upon a fixed exchange ratio. Elections will be subject to standard proration procedures. The proposed transaction, which is subject to approval by Republic’s shareholders and regulatory authorities, is expected to be completed during the third quarter of 2006.

Note 7 - Basis of Presentation

Certain reclassifications have been made to prior period amounts to conform with current period presentation.